UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011 lululemon athletica inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400-1818 Cornwall Avenue Vancouver, British Columbia Canada,	V6J 1C7
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 732-6124

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 15, 2011, we announced that, through our wholly-owned subsidiary, lululemon athletica canada inc., we entered into a Purchase and Sale Agreement with 2725312 Canada Inc., effective as of December 22, 2010, pursuant to which we will purchase real property located at 1818 Cornwall Avenue in Vancouver, British Columbia, and a 130,000 square foot office building located on that site for an aggregate purchase price of $65,000,000 CAD. We intend to continue using the property as our corporate headquarters. We currently expect to close the purchase of the property on or around March 1, 2011.

A copy of the press release we issued on February 15, 2011 is attached to this current report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of lululemon athletica inc. issued on February 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: February 15, 2011	/s/ John E. Currie

John E. Currie Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of lululemon athletica inc. issued on February 15, 2011.